UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2015

Cartesian, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34006 (Commission File Number)	48-1129619 (I.R.S. Employer Identification No.)

7300 College Boulevard, Suite 302

Overland Park, Kansas 66210

(Address of principal executive office)(Zip Code)

(913) 345-9315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 22, 2015, Cartesian, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with Andrew Jim Kelley Glasspool, Stephen Mark Upton, MOBIFLUX, Gary Marshall, Lionel Tranchard and Jean-Marc Racine (collectively, the “Sellers”). The Purchase Agreement provides for the purchase by the Company of all of the outstanding shares of capital stock of Farncombe France SARL, an entity formed under the laws of France, and Farncombe Technology Limited, a company incorporated and registered in England and Wales (collectively, the “Farncombe Entities”) from the Sellers (the “Acquisition”). The Farncombe Entities operate primarily in the U.K. and Europe and are in the business of providing strategic consultancy, content security, testing and implementation services for broadcast and broadband internet digital television.

Under the Purchase Agreement, the purchase consideration for the capital stock of the Farncombe Entities and related agreements of Sellers consists of (i) cash and shares of the Company’s Common Stock, par value $0.005 (“Company Common Stock”) paid at the closing of the Acquisition (“Closing”), (ii) cash payable approximately 15 business days after Closing upon determination of the net working capital of the Farncombe Entities and (iii) the contingent right of Sellers to receive additional cash and shares of Company Common Stock pursuant to an earn-out (the “Earn-Out”) based upon the performance of the Farncombe Entities after Closing.

The aggregate amount of purchase consideration paid at Closing consists of cash in the amount of £654,093 pounds sterling (approximately US$1.0 million based on an exchange rate of £1.556= US$1.00 as of July 21, 2015) and 588,567 shares of Company Common Stock. The aggregate amount of additional cash payable upon determination of the net working capital of the Farncombe Entities equals £654,093 pounds sterling (approximately US$1.0 million based on an exchange rate of £1.556= US$1.00 as of July 21, 2015), as adjusted as provided in the Purchase Agreement based upon the relative amounts of the net working capital of the Farncombe Entities as of May 31, 2015 and Closing and as compared to the target amount of net working capital.

The Earn-Out is potentially payable in cash and/or shares of Company Common Stock as elected by each Seller in the Purchase Agreement. The aggregate amount potentially payable pursuant to the Earn-Out consists of cash in an amount up to £719,483 pounds sterling (approximately US$1.1 million based on an exchange rate of £1.556= US$1.00 as of July 21, 2015) and up to 461,055 shares of Company Common Stock. Amounts, if any, payable under the Earn-Out are based upon the amounts of specified revenues attributable to the Farncombe Entities after June 1, 2015 through July 22, 2017, as defined in the Purchase Agreement. Pursuant to the Purchase Agreement, the number of shares of Company Common Stock payable under the Purchase Agreement at Closing and pursuant to the Earn-Out was determined based on the volume weighted average share price for Company Common Stock on the Nasdaq Stock Market for the 30 days ending on the day before the date of signing of the Purchase Agreement and based upon the average pounds sterling to dollar exchange rate recorded by the Financial Times for the 30 days ending on the day before the date of signing of the Purchase Agreement.

The Purchase Agreement contains non-compete and non-solicitation agreements of the individual Sellers. The Purchase Agreement also contains customary warranties, covenants and indemnification provisions.

The foregoing description of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein, does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement. The Purchase Agreement has been filed with this report to provide investors with information regarding its terms. The Purchase Agreement is not intended to provide any other factual information about the Company, the Farncombe Entities or the Sellers. In particular, the warranties contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to stockholders, among other limitations. The warranties were made for the purposes of allocating contractual risk between the parties to the Purchase Agreement and should not be relied upon as a disclosure of factual information relating to the Company, the Farncombe Entities or the Sellers.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 22, 2015, the Company completed the Acquisition. The information contained in Item 1.01 is hereby incorporated by reference into this Item 2.01. The Company used cash on hand to pay the portion of the purchase consideration paid in cash at Closing, and currently intends to use cash on hand to pay any additional amounts of cash payable in the future under the Purchase Agreement. In connection with the Closing, certain Sellers entered into Service Agreements and performance-based restricted stock agreements with the Company and the Farncombe Entities relating to their employment from and after Closing.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Items 1.01 and 2.01 is hereby incorporated by reference into this Item 3.02. Pursuant to the Purchase Agreement, the purchase consideration for the capital stock of the Farncombe Entities includes up to 1,049,622 shares of Company Common Stock.

The shares of Company Common Stock have not been registered under the Securities Act of 1933, as amended (“Securities Act”), in reliance on the exemption in Regulation S promulgated under the Securities Act and on the private offering exemption of Section 4(a)(2) of the Securities Act. The Company issued the shares of its Common Stock in a private offering to a limited number of Sellers who the Company believes are sophisticated, are located outside of the United States and are not “U.S. Persons.” The Sellers have agreed to customary restrictions on resale under applicable securities laws and additional resale restrictions specified in the Purchase Agreement.

Item 7.01. Regulation FD Disclosure.

On July 23, 2015, the Company issued a press release announcing the signing of the Purchase Agreement and the Closing of the Acquisition. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in Exhibit 99.1 shall not be deemed “filed” for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless expressly incorporated into a filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act made after the date hereof, the information contained in Exhibit 99.1 attached hereto shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01             Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements of the Farncombe Entities required to be filed as a part of this report will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b)	Pro forma financial information.

The pro forma financial information required to be filed as a part of this report will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d)	Exhibits

Exhibit Number	Description

2.1	Share Purchase Agreement, dated July 22, 2015, among Cartesian, Inc. and the Sellers referenced therein.*

99.1	Press Release dated July 23, 2015.

* Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act and Rule 24b-2 under the Exchange Act. Redacted portions are indicated with the notation [***] and have been separately filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTESIAN, INC.

By:	/s/ Thurston K. Cromwell
Thurston K. Cromwell General Counsel and Secretary

Date: July 23, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Purchase Agreement, dated July 22, 2015, among Cartesian, Inc. and the Sellers referenced therein.*

99.1	Press Release dated July 23, 2015.

* Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act and Rule 24b-2 under the Exchange Act. Redacted portions are indicated with the notation [***] and have been separately filed with the Securities and Exchange Commission.